SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 22, 2004

Imperial Parking Corporation

(Exact name of registrant as specified in charter)

Delaware	1-15629	91-2161409

(State or other jurisdiction	(Commission file number)	(IRS employer
of incorporation)		identification no.)

601 West Cordova Street, Suite 300
Vancouver, BC, Canada V6B 1G1

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (604) 681-7311

     Item 5. Other Events

     On January 22, 2004 Imperial Parking Corporation (the “Company”) entered into an Agreement and Plan of Merger with Imperial Parking Management, LLC, an affiliate of The Gates Group, LLC, and IPK Acquisition Corporation (the “Merger Agreement”) pursuant to which the Company’s shareholders would be entitled to receive $26.00 in cash per share, subject to downward adjustment in the event that certain of the Company’s transaction costs exceed $1.55 million. The Merger Agreement, the press release issued by the Company in connection with the execution of the Merger Agreement, the voting agreements entered into among the Imperial Parking Management, LLC and certain of the Company’s stockholders, and an amendment to the Company’s Rights Agreement are attached hereto as Exhibit 2.1 and Exhibit 99.1, Exhibits 99.2 and 99.3 and Exhibit 4.1, respectively, and are incorporated herein by reference.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

a) Financial Statements.

    None

b) Pro Forma Financial Information.

    None

c) Exhibits.

Exhibit No.	Description

Exhibit 2.1 -	Agreement and Plan of Merger by and among Imperial Parking Corporation, Imperial Parking Management, LLC and IPK Acquisition Corporation, dated January 22, 2004.

Exhibit 4.1 -	Amendment No. 1 to Shareholder Rights Agreement, dated as of January 22, 2004, between Imperial Parking Corporation and National City Bank, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-A/A filed on January 26, 2004).

Exhibit 99.1 -	Press Release issued by Imperial Parking Corporation dated January 22, 2004.

Exhibit 99.2 -	Voting Agreement dated January 22, 2004 by and among Imperial Parking Management, LLC and certain of the Company’s stockholders.

Exhibit No.	Description

Exhibit 99.3 -	Voting and Option Agreement dated January 22, 2004 by and among Imperial Parking Management, LLC and certain of the Company’s stockholders.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL PARKING CORPORATION

Date: January 26, 2004	By: /s/ Charles Huntzinger

Name: Charles Huntzinger
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Imperial Parking Corporation, Imperial Parking Management, LLC and IPK Acquisition Corporation, dated January 22, 2004

4.1	Amendment No. 1 to Shareholder Rights Agreement, dated as of January 22, 2004, between Imperial Parking Corporation and National City Bank, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-A/A filed on January 26, 2004).

99.1	Press Release issued by Imperial Parking Corporation dated January 22, 2004.

99.2	Voting Agreement dated January 22, 2004 by and among Imperial Parking Management, LLC and certain of the Company’s stockholders.

99.3	Voting and Option Agreement dated January 22, 2004 by and among Imperial Parking Management, LLC and certain of the Company’s stockholders.

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